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                                                                     EXHIBIT 4.1


                            1997 STOCK OPTION PLAN
                                      OF
                             INLAND RESOURCES INC.


     1. PURPOSE. This 1997 Stock Option Plan (the "Plan") of Inland Resources Inc. (the "Company") is adopted effective April 30, 1997, subject to approval of the Plan by the stockholders of the Company at the 1997 Annual Meeting of Stockholders. The purposes of the Plan are (a) to encourage key employees, directors and consultants of the Company, as well as key employees, directors and consultants of any current or after-acquired subsidiary corporation, to acquire a proprietary interest in the Company and thus share in the future success of the Company's business; and (b) to enable the Company, by offering comparable incentives, to attract and retain outstanding management personnel, directors and consultants who are in a position to make important and direct contributions to the success of the Company; and (c) to promote a closer identity of interests between the Company's employees, directors and consultants and its stockholders.

     2. STOCK OPTIONS. Options granted under this Plan shall qualify either as Incentive Stock Options ("ISOs") as defined in Section 422(b) of the Internal Revenue Code of 1986 as now stated or hereafter amended (the "Code"), or Nonstatutory Stock Options ("NSOs"), at the discretion of the Company and as reflected in the terms of the written Option Agreements. The ISOs and NSOs are collectively referred to herein as "Options." If an Option is not specifically designated as an ISO at the date of grant, it shall be deemed an NSO.

     3. SCOPE AND DURATION OF THE PLAN. There will be reserved for sale upon the exercise of Options granted under this Plan Five Hundred Thousand (500,000) shares of the Company's authorized but unissued voting common stock. If an Option expires or terminates for any reason without having been fully exercised, the unpurchased shares will be available for other Options under the Plan. Unless this Plan is terminated earlier pursuant to Section 16 hereof, it shall terminate ten (10) years from its effective date and no Option shall be granted after that date; provided, however, that termination of this Plan will have no effect on the Options previously granted.

     4. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may delegate administration of the Plan from time to time to a committee of the Board that is composed solely of two or more "Non-Employee Directors", as defined in Rule 16b-3 adopted by the Securities and Exchange Commission (the "Commission"), or a committee which otherwise satisfies the requirements of Rule 16b-3 if subsequently amended by the Commission so that Options granted pursuant to the Plan will be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is the express intention of the Plan that the administration shall be performed in such a manner that Options granted under the Plan will be exempt from Section 16(b) pursuant to the provisions of Rule 16b-3 or any replacement Rule, and the Board is granted the express power to change the administration of the Plan from time to time in such a manner as it may deem appropriate to ensure that grants of Options under the Plan will be exempt from
Section 16(b) under Rule 16b-3, as subsequently amended, or any replacement Rule adopted by the Commission. If the Board elects to appoint a committee of the Board to administer the Plan, rather than the entire Board administering the Plan, each member of such committee shall be a director of the Company and all members shall be appointed by the Board. From time to time, the Board may increase the size of any such committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution thereof; provided, however, that any such addition or substituted new members of any such committee shall also be directors of the Company. The Board also may at any time remove all members of any such committee and thereafter administer the Plan.

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     The Board (or any committee of the Board if one has been appointed and is in place) has the responsibility to adopt such rules and regulations as it deems necessary or desirable for the proper administration of this Plan. Any decision or action taken or to be taken by the Board (or any committee of the Board if one has been appointed and is in place), arising out of or in connection with the construction, interpretation, and administration of this Plan shall, to the extent permitted by law, be within its absolute discretion, but subject to the express provisions of this Plan. Decisions of the Board (or any committee of the Board if one has been appointed and is in place) shall be conclusive and binding upon all recipients of Options and any person claiming under or through any recipient of an Option.

     5. CLASSES OF AWARD: ELIGIBLE PERSONS. Options may be granted to directors, key employees and consultants of the Company and current or future subsidiary corporations who otherwise comply with the requirements of this Plan. The Board (or any committee of the Board if one has been appointed and is in place) has the authority to grant Options pursuant to the following two classes of award:

          (a) Discretionary Awards.  The Board (or any committee of the Board if
              --------------------
     one has been appointed and is in place) has the authority, subject to the terms of this Plan, to determine key employees, directors and consultants to whom Options shall be granted, the number of shares to be covered by each Option, whether such Option shall be an ISO or NSO, the form of payment, the time or times at which Options shall be granted, and the terms and provisions of the instruments evidencing Options. The term "key employee" shall include officers, executives and supervisory personnel of the Company or any subsidiary. In determining the key employees, directors and consultants to whom Options shall be granted and the number of shares to be issued on the exercise of an Option, the Board (or any committee of the Board if one has been appointed and is in place) shall take into account the duties of the key employees, directors and consultants, their present and potential contributions to the success of the Company and its subsidiary corporations, and such other factors as the Board (or any committee of the Board if one has been appointed and is in place) deems relevant to accomplish the purpose of this Plan. A director of the Company may be granted discretionary Options notwithstanding the fact such person is also eligible to receive Options pursuant to the formula award provided by this Plan. Consultants shall not receive ISOs, but may be eligible to receive NSOs.

          (b) Formula Awards to Directors.  Directors of the Company who are not
              ---------------------------
     employees of the Company shall be awarded Options to purchase 1,000 shares of common stock upon the date of initial election to the Board and upon the date of each reelection to the Board, with the exercise price to be equal to the Fair Market Value (as defined in Section 6) of such shares on the business day preceding the date of election or reelection.

For purposes of this Plan, subsidiary corporations have the same meaning as contained in Section 424(f) of the Code. Notwithstanding the foregoing provisions, an ISO shall not be granted to an employee who, at the time such ISO is granted, owns directly or indirectly within the meaning of Section 424(d) of the Code (e.g., an individual shall be considered as owning the stock owned,
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directly or indirectly by or for his brothers and sisters, spouse, ancestors, and lineal descendants; and stock owned by a corporation shall be considered as being owned proportionately by its shareholders), more then ten percent (10%) of the total combined voting power of all classes of stock of the Company; provided, however, that said ten percent (10%) limitation shall not apply if at the time such ISO is granted the ISO price (as otherwise specified in Section 6 below) is at least equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the ISO and such ISO by its terms is not exercisable after the expiration of five (5) years following the date such ISO is granted.

     6. EXERCISE PRICE. Subject to the provisions of Section 5 above, the price of the shares of common stock to be issued on exercise of Options shall be not less than (a) the Fair Market Value of such shares on the date an ISO is granted, or (b) eighty-five percent (85%) of the Fair Market Value on the date a NSO is granted. "Fair Market Value" of a share of common stock shall be determined as of any specified date as follows: (i) if the Company's common stock is traded on any United States securities exchange (including the National Market System of the National Association of Securities Dealers, Inc.) the price per share shall be the closing price on such exchange on the business day immediately preceding such date; (ii) if the Company's common stock is not traded on any United States securities exchange, but is traded on any formal over-the-counter quotation system in general use in the United States, the price per share shall be the mean between the closing high bid and low asked quotations on such system at the close of the business day immediately preceding such date; and (iii) if neither subparagraph (i) nor (ii) applies, the Fair Market Value shall be as determined solely by the Board (or any committee of the Board if one has been appointed and is in place) in good faith in accordance with uniform principles consistently applied. Subject to the foregoing, the Board (or any committee of the Board if one has been appointed and is in place), in fixing the Option price, shall have full authority and discretion and their good faith judgment in establishing Fair Market Value and in establishing the purchase price shall be conclusive.

     7. TERM OF OPTIONS. Except as otherwise provided in Section 5, the term of each Option shall be determined by the Board (or any committee of the Board if one has been appointed and is in place), but shall not be for more than ten
(10) years from the date the Option is granted.

     8. LIMITATION ON FAIR MARKET VALUE OF INCENTIVE STOCK OPTIONS EXERCISABLE IN ANY CALENDAR YEAR. No ISO may be granted to an optionee which, when aggregated with all other ISO's granted to such optionee, would result in shares having an aggregate Fair Market Value (determined for each share as of the date of granting of the Option covering such shares) in excess of One Hundred Thousand Dollars ($100,000.00) becoming first available for purchase upon exercise of one or more ISOs during any calendar year.

     9. EXERCISE OF OPTIONS. An Option may be exercised on such terms and conditions as the Board (or any committee of the Board if one has been appointed and is in place) shall determine, subject to the requirements of this Plan. Unless otherwise determined by the Board (or any committee of the Board if one has been appointed and is in place), the price of the shares purchased pursuant to an Option shall be paid in full at the time of exercise in cash or in such other consideration as the Board (or any committee of the Board if one has been appointed and is in place) deems appropriate, including, without limitation, shares of common stock of the Company valued at Fair Market Value (in the manner prescribed in Section 6 above) as of the date of exercise of the Option. No Option may be exercised during the optionee's lifetime unless the optionee is then an employee, director or consultant of the Company or a subsidiary corporation; provided that, in the event the optionee's employment, term as a director or consulting relationship terminates for reasons other than death or

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disability, the Option may be exercised during the three (3) month period following such termination. Thereafter, the Option shall terminate and be at an end. In the case of disability, the Board (or any committee of the Board if one has been appointed and is in place) may extend the Option for up to one (1) year; and in the event of death, the Option shall be extended for one (1) year as provided in Section 11. Whether an authorized leave of absence, disability, or temporary absence for any other reason constitutes termination for the purposes of this Plan shall be determined by the Board (or any committee of the Board if one has been appointed and is in place).

     10. ADDITIONAL RESTRICTIONS UPON EXERCISE OF OPTIONS. Options may be exercisable either in whole or in part. No less than one hundred (100) shares of common stock may be purchased at any one time unless the number purchased is the total number of shares at that time purchasable under the Option. The Board (or any committee of the Board if one has been appointed and is in place) may impose such other restrictions upon the exercise of the Option or the transfer shares of common stock acquired upon the exercise of the Option as the Board (or any committee of the Board if one has been appointed and is in place) deems necessary to comply with federal and state securities law.

     11. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the optionee, the Option shall be exercised only by the optionee. An Option granted under this Plan is not transferable by the optionee by operation of law or otherwise, except that in the event of death of the optionee while in the employ, or while serving as a director or consultant, of the Company or a subsidiary, an Option granted hereunder may be exercised (subject to the time restrictions set forth in Sections 5 and 7 hereof) at any time within one (1) year after death, by the duly appointed personal representative of the optionee, or by any person or persons who shall acquire such Option directly from the optionee by bequest or inheritance.

     12. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION. Notwithstanding any other provision of this Plan, each instrument evidencing an Option may contain such provision as the Board (or any committee of the Board if one has been appointed and is in place) determines to be appropriate for the adjustment of the number and class of shares of common stock covered by the Option, the Option price, and the number of shares of common stock as to which the Option shall be exercisable at any time, in the event of changes in the outstanding shares of common stock of the Company by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, reorganizations, or liquidations. In the event of any such change in the outstanding shares of common stock of the Company, the aggregate number of shares available under this Plan shall be appropriately adjusted.

     13. EVENTS ACCELERATING EXERCISE OF OPTIONS. If the shares of common stock of the Company are changed into or exchanged for shares of stock of another unrelated corporation or are converted to cash pursuant to a plan of merger, partial or complete liquidation or dissolution, each Option then outstanding (to the extent this Plan is not continued, as adjusted in the manner specified in Section 12 by the successor entity) shall be exercisable, with respect to all the shares of common stock covered thereby and without regard to the time the Option has been outstanding, beginning with the date the Board of Directors approves or authorizes such change or conversion, and ending two (2) days prior to the effective date of such change or conversion.

     14. LOANS TO HOLDERS OF OPTIONS. The Company may, in the sole discretion of the Board of Directors, directly or indirectly, lend money or credit to any employee for the purpose of assisting an optionee in purchasing shares of common stock to be issued upon the exercise of an Option granted under this Plan.

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     15.  EMPLOYMENT RIGHTS.  Nothing in this Plan or any instrument evidencing an Option shall confer upon any employee any right to continue in the employment of the Company or a subsidiary corporation, nor be construed to interfere in any way with the right otherwise available to the Company or a subsidiary corporation to terminate the employee's employment at any time for any reason.

     16. AMENDMENT/TERMINATION. The Board of Directors may amend or terminate this Plan from time to time in such respects as it may deem advisable; provided that any increase in the number of shares subject to the Plan, other than in connection with an adjustment under Section 12, shall require approval at a duly held stockholders' meeting of the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote.

     17. RIGHTS AS A SHAREHOLDER. An optionee, or permitted transferee of an Option upon the death of an optionee, shall have no rights as a stockholder with respect to any shares of common stock covered by an Option until the date of the issuance of a stock certificate to and for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Section 12 above.

     18. INVESTMENT PURPOSE. Common stock acquired upon the exercise of an Option granted under this Plan may only be resold in the event such stock is registered under the Securities Act of 1933, as amended, or if, in the opinion of responsible counsel for the Company, such stock can be resold without such registration. Unless a registration statement with respect to such stock covering the holder of such Option is then in effect, each certificate issued pursuant to the exercise of such Option shall contain a legend to this effect.

     19. OTHER PROVISIONS. As soon as possible after the adoption of this Plan by the stockholders, Option Agreements for the ISOs and NSOs shall be completed and attached to this Plan as exhibits. The Option Agreements authorized under this Plan may contain such other provisions, including without limitation, restrictions upon the exercise of Options, as the Board (or any committee of the Board if one has been appointed and is in place) shall deem advisable. The ISO Option Agreement shall contain such limitations and restrictions upon the exercise of an ISO as shall be necessary or permitted in order that the ISO will be an "incentive stock option" as defined in Section 422(b) of the Code, or to conform to any change in the law.

     20. COMPLIANCE WITH EXCHANGE ACT. Notwithstanding anything herein to the contrary, Options shall always be granted in such a manner as to conform to the provisions of Rule 16b-3, as subsequently amended, or any replacement Rule adopted under the provisions of Section 16 of the Exchange Act as the same now exists or may, from time to time, be amended, and the Board is granted the express authority to make any such changes or modifications to the Plan, without stockholder approval, as it may determine to be necessary to conform to the provisions of Rule 16b-3, as subsequently amended, or any replacement Rule.

     21. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as Directors, the members of the Board (or any committee of the Board if one has been appointed and is in place) administering this Plan shall be indemnified by the Company against the reasonable expenses, including attorney fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan

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or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Director is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after the institution of any such action, suit or proceeding, the Director shall, in writing, offer the Company the opportunity, at its own expense, to defend the same.

     This Plan is executed this 30th day of April, 1997.


                                    INLAND RESOURCES INC.


                                    By: /s/ Kyle R. Miller
                                        -------------------------------------
                                        Kyle R. Miller, President

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